UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Criteo S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Paris, April 28, 2022

Dear Shareholder,

We are pleased to hereby inform you that you are convened to the CRITEO S.A. (the “Company”) combined ordinary and extraordinary shareholders’ meeting to be held on June 15, 2022 at 2:00 p.m., Paris time (the “Combined Shareholders Meeting”), at the Company’s registered office, in order to deliberate on the agenda detailed in the enclosed document.

We hereby inform you, as an owner of Criteo Ordinary Shares, that our 2022 Proxy Statement (including a template of proxy card) and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “proxy materials”), which are required to be disseminated to you under United States securities laws, can all be located on the Investor Relations portion of our website at https://criteo.investorroom.com/annuals as of this date. The resolutions to be voted upon at the 2022 Combined Annual Shareholders Meeting are listed in the proxy materials.

We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you may request one by e-mailing InvestorRelations@criteo.com. There is NO charge for requesting a copy. Please make the request as instructed on or before June 1, 2022 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy.

In addition, any documents that must be made available to the shareholders pursuant to French law will be available, within the legal time period, upon request sent to the following email address: AGM@criteo.com, together with proof of a shareholding certificate.
Holders of Criteo Ordinary Shares as of 12:00 a.m., Paris time, on June 13, 2022 may attend the Combined Shareholders Meeting. Such holders may request an admission card for the Combined Shareholders Meeting by checking the appropriate box on the proxy form, dating and signing it, and returning the proxy form by regular mail or by presenting evidence of your status as a shareholder at the Combined Shareholders Meeting.

If you hold Criteo Ordinary Shares, you will have the right to (i) vote at the Combined Shareholders Meeting, (ii) vote by submitting your voting card by mail, (iii) grant your voting proxy directly to the chairperson of the Combined Shareholders Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 12:00 a.m., Paris time, on June 13, 2022. You may vote at the Combined Shareholders Meeting so long as you do not submit your proxy card by mail or appoint a proxy in advance of the meeting.
We strongly recommend that you exercise your rights as shareholder before the holding of the Combined Shareholders Meeting, either by voting by submitting your voting card by mail or by being represented by the chairperson of the Combined Shareholders Meeting, it being noted that in such case, the chairperson of the Combined Shareholders Meeting will vote your Ordinary Shares in accordance with the board of directors’ recommendations.

To that end, you can request a voting or proxy form and return it to BNP Paribas Securities Services at the address provided below. All requests for voting or proxy forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) at the following address:

BNP Paribas Securities Services
Les Grands Moulins de Pantin
Services Assemblées Générales
9 rue du Débarcadère
93761 Pantin Cedex - France
Tél. : + 33.1.57.43.02.30

The deadline for requesting a proxy card from BNP Paribas Securities Services is at least six days before the date of the Combined Shareholders Meeting, i.e., on June 9, 2022 at the latest.

Further, if you choose to vote by mail, please note that to be taken into account, the voting forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) by June 11, 2022 at the latest.

You can also submit questions during the Combined Shareholders Meeting and in advance of the meeting. Questions submitted in advance of the Combined Shareholders Meeting must be sent to the Company in written form at the latest on the fourth (4th) business day prior to the date on which the Combined Shareholders Meeting is held, i.e., June 9, 2022 included, to the attention of the Chief Executive Officer of the Company, either by mail sent with acknowledgment of receipt to the Company’s registered office, or by email at the following address: AGM@criteo.com, in each case accompanied with proof of a shareholding certificate. At management’s discretion, proper questions raised in advance of the meeting in accordance with these procedures will be addressed by the Company during the Combined Shareholders Meeting.

Finally, note that all information regarding the Combined Shareholders Meeting can be found online on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.

Yours sincerely,

/s/Rachel Picard
For the Board of Directors
Rachel Picard
Chairwoman of the Board

Encl.: agenda of the Combined Shareholders Meeting

COMBINED SHAREHOLDERS MEETING OF JUNE 15, 2022

Agenda for the Ordinary Shareholders’ Meeting
1.    renewal of the term of office of Ms. Megan Clarken as Director,
2.    renewal of the term of office of Ms. Marie Lalleman as Director,
3.    renewal of the term of office of Mr. Edmond Mesrobian as Director,
4.    renewal of the term of office of Mr. James Warner as Director,
5.    non-binding advisory vote to approve the compensation for the named executive officers of the Company,
6.    non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year,
7.    non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years,
8.    non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years,
9.    approval of the statutory financial statements for the fiscal year ended December 31, 2021,
10.    approval of the consolidated financial statements for the fiscal year ended December 31, 2021,
11.    approval of the allocation of profits for the fiscal year ended December 31, 2021,
12.    authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

Agenda for the Extraordinary Shareholders’ Meeting
13.    authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,
14.    authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225-208 of the French Commercial Code,
15.    delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,
16.    determination of the maximum number of shares that may be issued or acquired pursuant to the authorizations given by the Annual General Shareholders’ Meeting dated June 25, 2020 to grant OSAs (options to subscribe for new
Ordinary Shares) or OAAs (options to purchase Ordinary Shares), and to grant time-based restricted stock units
(Time-Based RSUs) and performance-based restricted stock units (Performance-Based RSUs) pursuant to resolutions 16 to 18 of the said meeting,
17.    delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,
18.    delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights,
19.    delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’
preferential subscription rights,
20.    delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to items 17 to 19 above (“green shoe”),
21.    delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan
d'épargne d’entreprise),
22.    approval of the overall limits on the amount of Ordinary Shares to be issued pursuant to items 17 to 19, 21 above and
24 below,
23.    delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial asset contribution pursuant to the provisions of Article L. 236-9 II of the French Commercial Code, and
24.    delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger- absorption decided by the Board of
Directors pursuant to item 23 above.